UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2016

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of TRACON Pharmaceuticals, Inc. (the “Company” or “TRACON”) approved a bonus plan (the “Bonus Plan”), which sets forth the terms of the annual incentive bonus opportunity for eligible employees of the Company. Under the Bonus Plan, the Company’s executive officers are eligible to receive bonus awards that are determined based on the achievement of the Company’s corporate goals for the applicable plan year and an evaluation of individual performance measured against pre-established individual performance goals for the applicable plan year. Corporate goals for the 2016 plan year were previously established on January 21, 2016.  Bonuses, if any, under the Bonus Plan will be payable in cash or equity, or a combination of both, after the end of the applicable plan year and no later than December 31 of the following year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	TRACON Pharmaceuticals, Inc. Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.
Dated: December 20, 2016	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	TRACON Pharmaceuticals, Inc. Bonus Plan.